MONTHLY STATEMENT
               _____________________________________________

                       FIRST DEPOSIT MASTER TRUST
                               SERIES 1993-2
               _____________________________________________

    Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1993-2 Supplement (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1993-2 Certificates with respect to the Distribution Date occurring on May 15, 1996, and with respect to the performance of the Trust during the month of April is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1993-2 Certificates (stated on the basis of $1,000 original certificate principal amount)

    (1) The total amount distributed to Series 1993-2
        Certificateholders per $1,000 original certificate
        principal amount                                       $4.791667

    (2) The amount set forth in A (1) above distributed to
        Series 1993-2 Certificateholders with respect to
        interest per $1,000 original certificate principal
        amount                                                 $4.791667

    (3) The amount set forth in A (1) above distributed to
        Series 1993-2 Certificateholders with respect to
        principal per $1,000 original certificate principal
        amount                                                 $0.000000

B)     Information Regarding the Performance of the Trust

     (1) Allocation of Receivables Collections to the
         Series 1993-2 Certificates

          (a) The aggregate amount of Finance Charge
              Receivables collected during the Monthly Period
              immediately preceding the Distribution Date   $65,360,985.23



          (b) The aggregate amount of Principal Receivables
              collected during the Monthly Period immediately
              preceding the Distribution Date              $242,948,579.36

          (c) The Floating Allocation Percentage with respect
              to the Series 1993-2 Certificates for the Monthly
              Period immediately preceding the Distribution
              Date                                                13.082330%

          (d) The Principal Allocation Percentage with respect
              to the Series 1993-2 Certificates for the Monthly
              Period immediately preceding the Distribution
              Date                                                 13.082330%

          (e) The Finance Charge Receivables, plus any Investment
              Proceeds and Reserve Account withdrawals included as
             Available Finance Charge Collections, collected and
             allocated to the Series 1993-2 Certificates for the
             Monthly Period immediately preceding the Distribution
             Date                                               $8,550,739.84

          (f) The Principal Receivables collected and
              allocated to the Series 1993-2 Certificates for
              the Monthly Period immediately preceding the
              Distribution Date                                 $31,783,335.09

     (2) Available Finance Charge Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

          (a)  The Finance Charge Receivables collected and
               allocated to the Series 1993-2 Certificates       $8,550,739.84

          (b)  Collection Account and Special Funding Account
               investment earnings allocated to the Series 1993-
               2 Certificates                                       $32,647.33

          (c)  Additional Finance Charges from other Series
               allocated to the Series 1993-2 Certificates               $0.00

          (d)   Principal Funding Account Investment Proceeds            $0.00

          (e)   Reserve Account withdrawals     $0.00

          (f)   Available Finance Charge Collections for Series
                1993-2 (total of (a), (b), (c), (d) and (e)
                above)                                           $8,583,387.16



     (3) Available Principal Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

          (a)   The Principal Receivables collected and
                allocated to the Series 1993-2 Certificates     $31,783,335.09

          (b)   Shared Principal Collections from other Series
                allocated to the Series 1993-2 Certificates              $0.00

          (c)   Additional amounts to be treated as Available
                Principal Collections pursuant to the Series
                Supplement                                       $2,965,964.40

          (d)   Available Principal Collections for Series 1993-
                2 (total of (a), (b) and (c) above)             $34,749,299.50

     (4) Delinquent Balances in the Trust

         The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

          (a)     31-60 days               $ 62,141,374
          (b)     61-90 days                 36,335,617
          (c)     91 or more days            60,934,948
          (d)     Total Delinquencies     $ 159,411,939

     (5)     Defaulted Amount

          (a)     The aggregate amount of Defaulted Receivables
                  with respect to the Trust for the Monthly Period
                  immediately preceding the Distribution Date   $25,334,762.26

          (b)     The aggregate amount of Recoveries of Defaulted
                  Receivables processed during the Monthly Period
                  immediately preceding the Distribution Date    $2,663,232.16

          (c)     The Defaulted Amount for the Monthly Period
                  immediately preceding the Distribution Date
                  [Defaulted Receivables minus Recoveries]     $22,671,530.10

          (d)     The Defaulted Amount for the Monthly Period
                  immediately preceding the Distribution Date
                  allocable to the Series 1993-2 Certificates (the
                   "Investor Default Amount")                   $2,965,964.40


     (6)     Investor Charge-Offs

          (a)     The amount withdrawn, if any, under the Series
                  Enhancement                                            $0.00

          (b)     The excess of the Investor Default Amount over
                  the sum of (i) the Available Finance Charge
                  Collections applied to such Investor Default
                  Amount and (ii) the amount of the withdrawal, if
                  any, under the Series Enhancement applied to such
                  Investor Default Amount (an "Investor Charge-Off")     $0.00

          (c)     The amount of the Investor Charge-Off set forth
                  in item 6(b) above, per $1,000 original
                  certificate principal amount (which will have the
                  effect of reducing, pro rata, the amount of each
                  Series 1993-2 Certificateholder's investment)     $0.000000

          (d)     The total amount reimbursed to the Trust for
                  such Distribution Date in respect of Investor
                  Charge-Offs for prior Distribution Dates               $0.00

          (e)     The amount set forth in item 6(d) above per
                  $1,000 original certificate principal amount
                  (which will have the effect of increasing, pro
                  rata, the amount of each Series 1993-2
                  Certificateholder's investment)                    $0.000000

          (f)     The amount, if any, by which the outstanding
                  principal balance of the Series 1993-2
                  Certificates exceeds the Series 1993-2 Invested
                  Amount as of the Distribution Date, after giving
                  effect to all deposits, withdrawals and
                  distributions on such Distribution Date                $0.00

     (7)     Investor Monthly Servicing Fee

             The amount of the Series 1993-2 Monthly Servicing Fee
             payable to the Servicer on the Distribution Date      $729,166.67

     (8)     Available Series Enhancement Amount

          (a)     The Available Cash Collateral Amount for the
                  Series 1993-2 Certificateholders as of the close
                  of business on the Distribution Date, after
                  giving effect to all deposits, withdrawals and
                  distributions on such Distribution Date and the
                  related Transfer Date                        $100,000,000.00


          (b)     The percentage of the Available Cash Collateral
                  Amount to the Invested Amount of the Series 1993-
                  2 Certificates as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
                  Distribution Date and the related Transfer Date       20.00%

          (c)     The amount of the Enhancement Invested Amount,
                  if any, as of the close of business on the
                  Distribution Date, after giving effect to all
                  deposits, withdrawals and distributions on such
                  Distribution Date and the related Transfer Date       $0.00

     (9)     Principal Funding Account Amount

          (a)     The amount on deposit in the Principal Funding
                  Account as of the close of business on the
                  Distribution Date, after giving effect to all
                  deposits, withdrawals and distributions on such
                  Distribution Date and the related Transfer Date       $0.00

          (b) Deposits in the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in April, 1997.(The initial funding date for the Principal Funding
                  Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     (10)     Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the
          Distribution Date, after giving effect to all
          deposits, withdrawals and distributions on such
          Distribution Date and the related Transfer Date              $0.00

     (11)     Reserve Account

          (a)     The amount on deposit in the Reserve Account as
                  of the close of business on the Distribution
                  Date, after giving effect to all deposits,
                  withdrawals and distributions on such
                  Distribution Date and the related Transfer Date       $0.00

          (b)     The Required Reserve Account Amount is currently
                  calculated to be                                      $0.00

          (c) Deposits in the Reserve Account are currently scheduled to commence on the Distribution Date occurring in January, 1997. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)
C)     Invested Amount

     (1)     The Invested Amount of the Series 1993-2 Certificates
             on the date of issuance (the "Initial Invested
             Amount")                                          $500,000,000.00

     (2)     The Invested Amount of the Series 1993-2 Certificates
             on the Distribution Date, after giving effect to all
             deposits, withdrawals and distributions on such
             Distribution Date                                 $500,000,000.00

     (3)     The Pool Factor for the Distribution Date (which
             represents the ratio of the Invested Amount of the
             Series 1993-2 Certificates as of such Distribution
             Date, after giving effect to any adjustment in the
             Invested Amount of the 1993-2 Certificates on such
             date, to the Initial Invested Amount of the Series
             1993-2 Certificates).  The amount of a
             Certificateholder's pro rata share of the Invested
             Amount can be determined by multiplying the original
             denomination of the Certificateholder's Certificate by
             the Pool Factor                                          1.000000

D)     Receivables Balances

     (1)     The aggregate amount of Principal Receivables in the
             Trust at the close of business on the last day of the
             immediately preceding Monthly Period               $3,777,513,784

     (2)     The aggregate amount of Finance Charge Receivables in
             the Trust at the close of business on the last day of
             the immediately preceding Monthly Period              $67,068,991

E)     Annualized Percentages

     (1)     The Gross Yield (Available Finance Charge Collections
             for the Series 1993-2 Certificates for the preceding
             Monthly Period divided by the Invested Amount of the
             Series 1993-2 Certificates as of the last day of the
             next preceding Monthly Period, multiplied by 12)           20.60%

     (2)     The Net Loss Rate (the Investor Default Amount for
             the 1993-2 Certificates for the preceding Monthly
             Period divided by the Invested Amount of the Series
             1993-2 Certificates as of the last day of the next
             preceding Monthly Period, multiplied by 12)                 7.12%

     (3)     The Portfolio Yield (the Gross Yield minus the Net
             Loss Rate for the Series 1993-2 Certificates for the
             preceding Monthly Period)                                  13.48%

     (4)     The Base Rate (Monthly Interest plus Monthly
             Servicing Fee for the preceding Monthly Period divided
             by the Invested Amount of the Series 1993-2
             Certificates as of the last day of the next preceding
             Monthly Period, multiplied by 12)                           7.50%



     (5)     The Net Spread (the Portfolio Yield minus the Base
             Rate for the Series 1993-2 Certificates for the
             preceding Monthly Period)                                   5.98%

     (6)     The Monthly Payment Rate (Collections of Principal
             Receivables and Finance Charge Receivables with
             respect to all Receivables in the Trust for the
             preceding Monthly Period divided by the amount of
             Receivables in the Trust as of the last day of the
             next preceding Monthly Period)                              7.93%

F)     Series 1993-2 Information for the Last Three Distribution Dates

     1)     Gross Yield

          a)  5/15/96          20.60%
          b)  4/15/96          20.78%
          c)  3/15/96          20.47%

     2)     Net Loss Rate

          a)  5/15/96            7.12%
          b)  4/15/96            5.10%
          c)  3/15/96            5.83%

     3)     Net Spread (Portfolio Yield Minus Base Rate)

          a)  5/15/96            5.98%
          b)  4/15/96            8.18%
          c)  3/15/96            7.14%

          Three Month Average          7.10%

     4)     Monthly Payment Rate

          a)  5/15/96            7.93%
          b)  4/15/96            7.59%
          c)  3/15/96            7.34%


                                   FIRST DEPOSIT NATIONAL BANK,
                                   Servicer


                                   By: /s/ David J. Petrini
                                   Name:  David J. Petrini
                                   Title: Vice President and Senior
                                   Financial Officer



93-2MS.DOC